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                                                                    EXHIBIT 5.1

                        [GIROIR & GREGORY LETTERHEAD]

                                 JULY 24, 1995


Beverly Enterprises, Inc.
1200 S. Waldron Road, No. 155
Fort Smith, Arkansas 72903



         RE:     Beverly Enterprises, Inc. - Registration Statement on Form S-8

Gentlemen:

         We have acted as securities counsel for Beverly Enterprises, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on July 24, 1995, in connection with the registration of 436,024 shares of Common Stock, $.10 par value (the "Shares"), issuable from time to time as a result of the assumption by Beverly of the following stock option plans (collectively, the "Plans"): the Pharmacy Management Services, Inc. 1990 Incentive and Nonstatutory Stock Option Plan, as amended (the "PMSI Plan"); and the Insta-Care Holdings, Inc. First Employees Stock Option Plan (the "Insta-Care Plan").

         In connection with the preparation of the Registration Statement and the proposed issuance and sale of Shares in accordance with the respective Plans and the Form S-8 prospectus to be delivered to participants in each of the Plans, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.
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Beverly Enterprises, Inc.
July 24, 1995
Page 2



         Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the respective Plans and the Form S-8 prospectus to be delivered to participants in the respective
Plans, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

         This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the General Corporation Law of the State of Delaware, without regard for choice of law principles, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.



                                             Very truly yours,



                                             /s/ GIROIR & GREGORY
                                             GIROIR & GREGORY
                                             Professional Association